                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Habersham Bancorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589, and 333-48507 on Forms S-8 and Registration
Statement No. 333-18023 on Form S-3 of Habersham Bancorp of our report dated January 26, 2001, with respect to the consolidated balance sheets of Habersham Bancorp and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Habersham Bancorp.


                                                      /s/ KPMG LLP
                                                      --------------------------
                                                      KPMG LLP


Atlanta, Georgia
March 30, 2001